UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Live Ventures Incorporated

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LIVE VENTURES INCORPORATED

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

(702) 997-5968

NOTICE OF 2021 ANNUAL MEETING

OF STOCKHOLDERS

Las Vegas, Nevada

June 22, 2021

Dear Stockholder,

The 2021 Annual Meeting of Stockholders of Live Ventures Incorporated, a Nevada corporation, will be held on Wednesday, July 21, 2021, at 10:00 a.m., Pacific time, at our principal executive offices located at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119 for the following purposes:

1.	To elect five directors to our Board of Directors.
2.	To ratify the appointment of WSRP LLC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.
3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on June 10, 2021 as the record date for the 2021 Annual Meeting. Only the holders of record of our common stock and Series B Convertible Preferred Stock as of the close of business on the record date are entitled to receive notice of, and to vote at, the 2021 Annual Meeting and any adjournment thereof. We have also enclosed with this notice (i) our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and (ii) a Proxy Statement.

Your vote is extremely important regardless of the number of shares you own.

Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. Only holders of shares of our common stock and Series B Stock of record at the close of business on the record date are entitled to attend and vote at the Annual Meeting.  You may vote your shares on the Internet, by telephone, by completing, signing and promptly returning a proxy card, or by voting in person at the Annual Meeting. Voting online, by telephone, or by returning your proxy card does not deprive you of your right to attend the Annual Meeting.

By Order of the Board of Directors,

Jon Isaac
President and Chief Executive Officer

The proxy statement is dated June 22, 2021 and is first being made available to stockholders on or about June 22, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 21, 2021: The Proxy Statement and Annual Report are available at www.proxy.docs.com/LIVE.

i

Live Ventures Incorporated

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

(702) 997-5961

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 21, 2021

This Proxy Statement relates to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Live Ventures Incorporated (“Live Ventures” or the “Company”). The Annual Meeting will be held on Wednesday, July 21, 2021 at 10:00 a.m. Pacific time, at our corporate offices located at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by Live Ventures’ Board of Directors (the “Board”). The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the Annual Meeting on or about June 22, 2021.

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING

Q:	What is the purpose of the Annual Meeting?
A:

At the Annual Meeting, holders of shares of our common stock and Series B Convertible Preferred Stock (the “Series B Stock”) will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including (i) the election of five directors to the Board and (ii) the ratification of the Audit Committee’s appointment of WSRP LLC (“WSRP”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

Q:	What are the Board’s recommendations?
A:	The Board recommends a vote:
•	FOR election of the nominated slate of directors; and
•	FOR the ratification of the Audit Committee’s appointment of WSRP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Q:	Who is entitled to attend and vote at the Annual Meeting?
A:

Only holders of shares of our common stock and Series B Stock of record at the close of business on the record date, June 10, 2021, or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the Annual Meeting and vote the shares that they held on that date at the Annual Meeting or any postponement or adjournment of the Annual Meeting. At the close of business on June 10, 2021, the record date, there were issued, outstanding and entitled to vote (i) 1,570,834 shares of our common stock, par value $0.001 per share, each of which is entitled to one vote, and (ii) 315,790 shares of our Series B Stock, each of which is entitled to five votes per share.

Q:	How do I vote my shares if they are registered directly in my name?
A:

We offer four methods for you to vote your shares at the Annual Meeting. While we offer four methods, we encourage you to vote through the Internet or by telephone, as they are the most cost-effective methods for the Company. We also recommend that you vote as soon as possible, even if you are planning to attend the Annual Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. There is no charge to vote your shares via the Internet, though you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail your proxy card.

You may (i) vote in person at the annual meeting or (ii) authorize the persons named as proxies on the enclosed proxy card, Jon Isaac and Virland A. Johnson, to vote your shares by returning the enclosed proxy card by mail, through the Internet or by telephone.

•	By Internet: Go to www.proxypush.com/LIVE. Have your proxy card available when you access the web site. You will need the control number from your proxy card to vote.
•

By telephone: Call (866) 390-5229 toll-free (in the United States, U.S. territories, and Canada) on a touch-tone telephone. Have your proxy card available when you call. You will need the control number from your proxy card to vote. If you wish to participate in cumulative voting, you must use one of the other three methods of voting (in person at the annual meeting, by Internet or by mail).

•	By mail: Complete, sign and date the proxy card, and return it in the postage paid envelope provided with the proxy material.
Q:	How do I vote my shares if they are held in the name of my broker (street name)?
A:

If your shares of common stock or Series B Stock are held by your broker, bank or other nominee, or its agent (“Broker”) in “street name,” you will receive a voting instruction form from your Broker asking you how your shares should be voted. You should contact your Broker with questions about how to provide or revoke your instructions.

If you hold your shares in “street name” and do not provide specific voting instructions to your Broker, a “broker non-vote” will result with respect to Proposal 1. Therefore, it is very important to respond to your Broker’s request for voting instructions on a timely basis if you want your shares held in “street name” to be represented and voted at the Annual Meeting. Please see below for additional information if you hold your shares in “street name” and desire to attend the Annual Meeting and vote your shares in person.

Q:	What if I vote and then change my mind?
A:

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by either (i) filing with our Corporate Secretary a notice of revocation; (ii) sending in another duly executed proxy bearing a later date; or (iii) attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.

If you hold your shares in “street name,” refer to the voting instructing form provided by your Broker for more information about what to do if you submit voting instructions and then change your mind in advance of the Annual Meeting.

Q:	How can I get more information about attending the Annual Meeting and voting in person?
A:

The Annual Meeting will be held on Wednesday, July 21, 2021 at 10:00 a.m. Pacific time, at our principal executive offices located at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119, or at such other time and place to which the Annual Meeting may be adjourned or postponed. For additional details about the Annual Meeting, including directions to the Annual Meeting and information about how you may vote in person if you so desire, please contact Live Ventures at (702) 997-5968.

If you hold your shares in “street name,” please bring an account statement or letter from the applicable Broker, indicating that you are the beneficial owner of the shares as of the record date if you would like to gain admission to the Annual Meeting. In addition, if you hold your shares in “street name” and desire to actually vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your Broker. For more information about obtaining such a proxy, contact your Broker.

Q:	What constitutes a quorum?
A:

The presence at the Annual Meeting, in person or by proxy, of the holders of not less than a majority of the shares entitled to vote on the record date, present in person or by proxy, will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present. Broker non-votes will also be counted for purposes of determining whether a quorum is present.

Q:	What vote is required to approve each item?

Election of Directors. Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast at a meeting at which a quorum is present. The five persons receiving the greatest number of votes will be elected as directors. Stockholders may not cumulate votes in the election of directors.

Ratification of Auditors. The ratification of the Audit Committee’s appointment of WSRP as our independent registered public accounting firm for the fiscal year ending September 30, 2021 will be approved if the proposal receives the affirmative vote of the majority of the shares entitled to vote at the Annual Meeting, present in person or by proxy, in favor of the proposal.

Q:	Are abstentions and broker non-votes counted in the vote totals?
A:

A broker non-vote occurs when shares held by a Broker are not voted with respect to a particular proposal because the Broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your Broker holds your shares in its name and you do not instruct your Broker how to vote, your Broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a Broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At our 2021 Annual Meeting, only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Your Broker will therefore not have discretion to vote on the election of directors as this proposal is a “non-routine” matter.

Broker non-votes and abstentions by stockholders from voting (including Brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, as the five nominees receiving the highest number of affirmative votes will be elected, abstentions and broker non-votes will not affect the outcome of the election of directors. With regard to the affirmative vote of the shares present at the meeting required for Proposal 2, it is a routine matter so there will be no broker non-votes, but abstentions will have the effect of a vote against Proposal 2.

Q:	Can I dissent or exercise rights of appraisal?
A:

Under Nevada law, neither holders of our common stock nor holders of our Series B Stock are entitled to dissenters’ rights in connection with any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Q:	Who pays for this proxy solicitation?
A:

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners.

Q:	Where can I access this Proxy Statement and the related materials online?
A:	The Proxy Statement and our Annual Report to Stockholders are available at http://www.proxydocs.com/LIVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock and Series B Stock as of June 10, 2021, the record date, for:

•	each of our named executive officers;
•	each of our current directors;
•	all of our current executive officers and directors as a group; and
•	each person known to us to be the beneficial owner of more than 5% of either our common stock or Series B Stock.

The business address of each beneficial owner listed in the table unless otherwise noted is c/o Live Ventures Incorporated, 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119.

We deem shares of our common stock and Series B Stock that may be acquired by an individual or group within 60 days of June 10, 2021, pursuant to the exercise of options or warrants or conversion of convertible securities, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group shown in the table. Percentage of ownership is based on 1,570,834 shares of common stock and 315,790 shares of Series B Stock (which convert into 1,578,950 shares of common stock) outstanding on June 10, 2021. The holders of shares of the Series B Stock have agreed not to sell transfer, assign, hypothecate, pledge, margin, hedge, trade, or otherwise obtain or attempt to obtain any economic value from any of such shares or any shares into which they may be converted (e.g., common stock) or for which they may be exchanged. This “lockup” agreement expires on December 31, 2021.  The information as to beneficial ownership was either (i) furnished to us by or on behalf of the persons named or (ii) determined based on a review of the beneficial owners’ Schedules 13D/G and Section 16 filings with respect to our common stock and Series B Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (Common Stock Unless Otherwise Noted)	Percentage of Class
Executive Officers and Directors:
Jon Isaac, President and Chief Executive Officer of Live Ventures Incorporated (1)	1,538,187	53.1%
Weston A. Godfrey, Jr., Chief Executive Officer of Marquis Industries, Inc.	—	—
Michael J. Stein, Senior Vice President and General Counsel (2)	12,000	*
Tony Isaac, Director	55,000	3.4%
Richard D. Butler, Jr., Director	15,487	*
Dennis (De) Gao, Director	—	*
Tyler Sickmeyer, Director	—	—
All Executive Officers and Directors as a group (11 persons)	1,653,342	56.1%

Other 5% Stockholders:
Isaac Capital Group, LLC (3) 505 E Windmill Ln, Suite 1C-231, Las Vegas, NV 89123 San Diego, California 92130	1,299,510	45.3%
Kingston Diversified Holdings LLC (4) 505 E Windmill Ln, Suite 1C-231, Las Vegas, NV 89123	279,440	15.1%

*	Represents less than 1% of our issued and outstanding common stock.
(1)

Isaac Capital Group LLC (“ICG”) owns 259,902 shares of Series B Preferred Stock that are convertible into 1,299,510 shares of common stock.  Jon Isaac is the President and sole member of ICG and accordingly has sole voting and dispositive power with respect to such shares. ICG beneficially owns 45.3% of the Company’s outstanding capital stock.  The holders of shares of the Series B Stock have agreed not to sell transfer, assign, hypothecate, pledge, margin, hedge, trade, or otherwise obtain or attempt to obtain any economic value from any of such shares or any shares into which they may be converted (e.g., common stock) or for which they may be exchanged. This “lockup” agreement expires on December 31, 2021.  Jon Isaac owns 213,677 shares of common stock and holds options to purchase up to 25,000 shares of common stock at an exercise price of $10.00 per share, all of which are currently exercisable.

(2)	Includes options to purchase 12,000 shares of common stock at an exercise price of $11.80 per share.
(3)

Includes 259,902 shares of Series B Preferred Stock that are convertible into 1,299,510 shares of common stock owned by ICG.  The holders of shares of the Series B Stock have agreed not to sell transfer, assign, hypothecate, pledge, margin, hedge, trade, or otherwise obtain or attempt to obtain any economic value from any of such shares or any shares into which they may be converted (e.g., common stock) or for which they may be exchanged. This “lockup” agreement expires on December 31, 2021.

(4)

Includes 55,888 shares of Series B Preferred Stock that are convertible into 279,440 shares of common stock owned by ICG.  The holders of shares of the Series B Stock have agreed not to sell transfer, assign, hypothecate, pledge, margin, hedge, trade, or otherwise obtain or attempt to obtain any economic value from any of such shares or any shares into which they may be converted (e.g., common stock) or for which they may be exchanged. This “lockup” agreement expires on December 31, 2021.

ELECTION OF DIRECTORS

(Proposal No. 1)

General

Live Ventures’ Bylaws provide that the Board shall consist of not less than three nor more than nine directors (with the precise number of directors to be established by resolution of the Board), each of whom is elected annually. Currently, there are five members of the Board. The Board has determined that five directors will be elected at the 2021 Annual Meeting and has nominated each of the five incumbent directors for re-election. Each director is to be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. If a director resigns or otherwise is unable to complete his term of office, the Board may elect another director for the remainder of the departing director’s term.

The Board has no reason to believe that the nominees will not serve if elected, but if they should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

Recommendation of our Board of Directors

The Board recommends voting "FOR" the election of each of the Director nominees as directors, each of whom shall hold office for a term of one year, expiring at the Annual Meeting in 2022, and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Vote Required

If a quorum is present at the Annual Meeting, the five nominees receiving the highest number of votes will be elected to the Board.

Nominees for Election to the Board of Directors in 2021

The Board’s nominees are listed below. The Board recommends that you vote FOR the election of each of Messrs. Jon Isaac, Tony Isaac, Butler, Gao, and Sickmeyer.

Jon Isaac, 38

Mr. Jon Isaac has served as a director of our Company since December 2011 and became our President, Chief Executive Officer and Chief Financial Officer in January 2012. He is the founder of Isaac Organization, a privately held investment company. At Isaac Organization, Mr. Isaac has closed a variety of multi-faceted real estate deals and has experience in aiding public companies to implement turnarounds and in raising capital. Mr. Isaac studied Economics and Finance at the University of Ottawa, Canada.

Specific Qualifications:

☐   Relevant educational background and business experience.

☐    Experience in aiding public companies to implement turnarounds and in raising capital.

Tony Isaac, 66

Mr. Tony Isaac has served as a director of our Company since December 2011 and began serving as the Company’s Financial Planning and Strategist/Economist in July 2012. Mr. Isaac’s specialty is negotiation and problem-solving of complex real estate and business transactions. Mr. Isaac graduated from Ottawa University in 1981, where he majored in Commerce and Business Administration and Economics.

Specific Qualifications:

☐    Relevant educational background and business experience.

☐    Experience in negotiation and problem-solving of complex real estate and business transactions.

Richard D. Butler, Jr., 72* Audit Committee Member Compensation Committee Chairman Corporate Governance and Nominating Committee Chairman

Mr. Butler is Chairman of the Corporate Governance and Nominating Committee and the Compensation Committee and has served as a director and member of the Audit Committee of our Company since August 2006 (including YP.com from 2006-2007). He is a veteran savings and loan and mortgage banking executive, co-founder and major shareholder of Aspen Healthcare, Inc. and Ref-Razzer Corporation, former Chief Executive Officer of Mt. Whitney Savings Bank, Chief Executive Officer of First Federal Mortgage Bank, Chief Executive Officer of Trafalgar Mortgage, and Executive Officer & Member of the President’s Advisory Committee at State Savings & Loan Association (peak assets $14 billion) and American Savings & Loan Association (NYSE: FCA; peak assets $34 billion). Mr. Butler attended Bowling Green University in Ohio, San Joaquin Delta College in California and Southern Oregon State College.

Specific Qualifications:

☐    Relevant educational background and business experience.

☐    Extensive experience as Chief Executive Officer for several companies in the banking and finance industries.

☐    Experience as a public company director.

☐    Experience in workouts and restructurings, mergers, acquisitions, business development, and sales and marketing.

☐    Background and experience in finance required for service on Audit Committee.

Dennis (De) Gao, 41* Audit Committee Chairman Compensation Committee Member Corporate Governance and Nominating Committee Member

Mr. Gao is the Chairman of the Audit Committee and has served as a director of our Company since January 2012. In July 2010, Mr. Gao co-founded and became the CFO at Oxstones Capital Management, a privately held company and a social and philanthropic enterprise, serving as an idea exchange for the global community.  Prior to establishing Oxstones Capital Management, from June 2008 until July 2010, Mr. Gao was a product owner at Procter and Gamble for its consolidation system and was responsible for the Procter and Gamble’s financial report consolidation process.  From May 2007 to May 2008, Mr. Gao was a financial analyst at the Internal Revenue Service's CFO division. Mr. Gao has a dual major Bachelor of Science degree in Computer Science and Economics from University of Maryland, and an M.B.A. specializing in finance and accounting from Georgetown University’s McDonough School of Business.

Specific Qualifications:

☐    Relevant educational background and business experience.

☐    Background and experience in finance required for service on Audit Committee.

☐    Experience having ultimate responsibility for the preparation and presentation of financial statements.

☐    “Audit Committee Financial Expert” for purposes of SEC rules and regulations.

Tyler Sickmeyer, 35* Audit Committee Member Compensation Committee Member Corporate Governance and Nominating Committee Member

Mr. Sickmeyer has served as a director of our Company and as a member of the Audit Committee since August 11, 2014. In August 2008, Mr. Sickmeyer founded and since that time has served as the CEO of Fidelitas Development, a full-service marketing firm that focuses on producing an improved return on investment rate for its clients. Mr. Sickmeyer, an eCommerce thought expert who has presented to audiences across the globe, has provided consulting services to a variety of companies, large and small alike, and specializes in creating efficiencies for developing brands. Mr. Sickmeyer studied business at Robert Morris University and Lincoln Christian University.

Specific Qualifications: ☐ Over 15 years of experience in marketing, including promotion and brand development through the use of social media marketing.

* Independent director.

Certain Family Relationships

Jon Isaac, who is a director and serves as our President and Chief Executive Officer, is the son of Tony Isaac, who is also a director and serves as our Financial Planning and Strategist/Economist.  Tony Isaac does not receive any compensation from the Company other than compensation paid to the independent members of the Board.

Involvement in Certain Legal Proceedings

To the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders, or decrees material to the evaluation of the ability and integrity of any director during the past ten years other than the filing by ApplianceSmart, Inc., of a voluntary petition in the United States Bankruptcy Court for the Southern District of New York seeking relief under Chapter 11 of Title 11 of the United States Code.

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our current executive officers as of June 10, 2021, other than Jon Isaac, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2021.”

Weston A. Godfrey, Jr., 42

Mr. Godfrey became Chief Executive Officer of Marquis Industries, Inc. on July 1, 2018 after re-joining the company as Executive Vice President on January 22, 2018.  Mr. Godfrey served as Sales Operations Manager and Senior Sales Manager for Samsung Electronics America, Inc for three years prior to re-joining the company, where he was responsible for financial operations, forecasting and sales in the Home Appliance business. Prior to joining Samsung Electronics America, Inc, Mr. Godfrey spent five years serving as Vice President of Operations for Marquis Industries, Inc reporting directly to the Chief Executive Officer and responsible for credit, claims, customer service, sales operations, supply chain, and purchasing. Early on in his career, Mr. Godfrey worked for Dupont’s nylon fibers business where he was certified as a Six Sigma Black Belt. Mr. Godfrey’s experience includes process improvement, supply chain optimization, demand planning, forecasting, business operations, strategic selling and strategic purchasing. Mr. Godfrey holds a Bachelor of Business Administration in Marketing from the University of Georgia.

Rodney Spriggs, 54

Mr. Spriggs is President and CEO of Vintage Stock. Mr. Spriggs joined Vintage Stock as General Manager in January 1990 and has served as President of Vintage Stock since 2002 and President of Moving Trading Company since 2006. He received a Bachelor’s degree in Business Administration and a minor in marketing from Missouri Southern State University. Mr. Spriggs has also been a partner and advisor in a commercial LED lighting and commercial and resident solar company. In addition to corporate oversight, Mr. Spriggs is responsible for new market openings, the specialty retail site selection, lease negotiation and product acquisitions.

Thomas Sedlak, 50

Mr. Sedlak was appointed the Chief Executive Officer of Precision on July 14, 2020 in connection with the Company’s acquisition of Precision Industries, Inc. (“Precision Marshall”).  Prior to his appointment as Chief Executive Officer, Mr. Sedlak was Senior Vice President of Precision Marshall.  Mr. Sedlak joined Precision Marshall in 2008 as the Controller and was promoted to Manager of Operations in October 2008.  In January 2013, Mr. Sedlak was promoted to Vice President of Operations and, in November 2017, Mr. Sedlak was promoted to Senior Vice President.  Prior to joining Precision Marshall, Mr. Sedlak had more than 11 years of financial management and controllership experience with PPG Industries and DQE Energy Services.  Mr. Sedlak holds a Bachelor’s degree from Robert Morris University and Master of Business Administration from the University of Pittsburgh – Joseph M. Katz Graduate School of Business.

Virland A. Johnson, 60

Mr. Johnson joined the Company as Chief Financial Officer on January 3, 2017. Mr. Johnson joined the Company in November 2016 as a consultant. Mr. Johnson was Sr. Director of Revenue for JDA Software for six years prior to joining the Company, where he was responsible for revenue recognition determination, sales and contract support while acting as a subject matter expert. Prior to joining JDA, Mr. Johnson provided leadership and strategic direction while serving in C-Level executive roles in public and privately held companies such as Cultural Experiences Abroad, Inc., Fender Musical Instruments Corp., Triumph Group, Inc., Unitech Industries, Inc. and Younger Brothers Group, Inc. Mr. Johnson’s more than 25 years of experience is primarily in the areas of process improvement, complex debt financings, SEC and financial reporting, turn-arounds, corporate restructuring, global finance, merger and acquisitions and returning companies to profitability and enhancing shareholder value. Early on in his career, Mr. Johnson worked in public accounting while attending Arizona State University. Mr. Johnson holds a Bachelor’s degree in Accountancy from Arizona State University.

Eric Althofer, 38

Mr. Althofer joined the Company as Chief Operating Officer and Managing Director (Finance) on April 10, 2021.  Prior to joining Live Ventures, Mr. Alhofer served as a director of Capitala Investment Advisors (“Capitala”), joining the firm in 2014. Mr. Althofer’s primary responsibilities included transaction screening, structuring and due diligence execution.  Prior to joining Capitala, Mr. Althofer spent more than three years in investment banking with Jefferies LLC, working on over 25 M&A, debt and equity transactions for consumer and retail companies. Before joining Jefferies, Mr. Althofer worked as a strategy and operations consultant for four years with Deloitte Consulting where he worked primarily in the healthcare and financial services industries. Mr. Althofer graduated cum laude from Washington University in St. Louis with a degree in Economics and received his M.B.A., with distinction, from the University of Michigan Ross School of Business with emphases in Finance and Accounting.

Michael J. Stein, 47

Mr. Stein joined the Company as Senior Vice President and General Counsel in October 2017.  Prior to joining Live Ventures, Mr. Stein was a corporate partner at DLA Piper, where, from April 2016 through October 2017 and, as an associate from April 2005 through June 2012, he advised public and private companies on corporate governance matters, debt and equity securities offerings (including several initial public offerings), and merger and acquisition transactions. Prior to rejoining DLA Piper in April 2016, Mr. Stein served as Associate Chief Counsel – Transactional at Caesars Entertainment Corporation (NASDAQ: CZR), and Senior Vice President, Deputy General Counsel at Everi Holdings Inc. (NYSE: EVRI). Mr. Stein holds a Juris Doctor from the University of Maryland and Bachelor’s and Master’s degrees in Accounting from the University of Florida.

CORPORATE GOVERNANCE

How often did the Board meet during fiscal 2021?

The Board met seven times during fiscal 2021, either telephonically or in person, and took action by unanimous written consent three times. None of our directors attended fewer than 75% of the meetings of the Board held during the director’s service or of any committee on which the director served during fiscal 2021.

Who are the Board’s “independent” directors?

Each year, the Board reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable Nasdaq Listing Rules and who the Board affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with the Company and its competitors, suppliers, and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which a member of the Company’s Board of Directors is a director or executive officer.

After evaluating these factors, the Board of Directors has determined that a majority of the members of the Board, namely Messrs. Butler, Gao, and Sickmeyer, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and that each such director is an independent director of the Company within the meaning of Nasdaq Listing Rule 5605(a)(2) and the related rules of the SEC.

How can our stockholders communicate with the Board?

Stockholders and others interested in communicating with the Board may do so by writing to Board of Directors, Live Ventures Incorporated, 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119.

What is the leadership structure of the Board?

Jon Isaac, our President and Chief Executive Officer, also serves as Chairman of the Board. Currently, the Board does not have a Lead Independent Director. Although the Board assesses the appropriate leadership structure from time to time in light of internal and external events or developments and reserves the right to make changes in the future, it believes that the current structure, as described in this Proxy Statement, is appropriate at this time given the size and experience of the Board, as well as the background and experience of management.

What is the Board’s role in risk oversight?

Our management is responsible for managing risk and bringing the most material risks facing the Company to the Board’s attention. The Board has oversight responsibility for the processes established to report and monitor material risks applicable to the Company. The Board also oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board. The Audit Committee plays a central role in overseeing the integrity of the Company’s financial statements and reviewing and approving the performance of the Company’s internal audit function and independent accountants. The Corporate Governance and Nominating Committee considers risks related to succession planning and considers risk related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements. The Compensation Committee monitors the design and administration of the Company’s compensation programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk taking by Company employees. The Board does not believe that its process for risk oversight should affect its leadership structure (i.e., whether it may combine the Chairman and CEO roles in the future) because Board committees (comprised entirely of independent directors) play the central role in risk oversight.

What committees has the Board established?

The Board has an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee, each of which is a separately designated standing committee of the Board. Each committee has a charter.

Audit Committee. The purpose of our Audit Committee is to assist the Board in overseeing (i) the integrity of our Company’s accounting and financial reporting processes, the audits of our financial statements, as well as our systems of internal controls regarding finance, accounting, and legal compliance; (ii) our Company’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of our independent public accountants; and (iv) our Company’s financial risk. In carrying out this purpose, the Audit Committee maintains and facilitates free and open communication between the Board, the independent public accountants, and our management. During fiscal 2020, Messrs. Gao (Chairman), Butler, and Sickmeyer served on our Audit Committee. Each member of the committee satisfies the independence standards specified in Rule 5605(a)(2) of the Nasdaq Listing Rules and the related rules of the SEC and has been determined by the Board to be “financially literate” with accounting or related financial management experience. The Board has also determined that Mr. Gao is an “audit committee financial expert” as defined under SEC rules and regulations and qualifies as a financially sophisticated audit committee member as required under Rule 5605(c)(2)(A) of the Nasdaq Listing Rules. The Board has adopted a charter for the Audit Committee, a copy of which is posted on our website at ir.liveventures.com/governance-docs. The Audit Committee met eight times, either telephonically, in person, or via Zoom, during fiscal 2020.

Compensation Committee. The purpose of the Compensation Committee is to (i) discharge the Board’s responsibilities relating to compensation of the Company’s directors and executives, (ii) produce an annual report on executive compensation for inclusion in the Company’s proxy statement, if necessary, and (iii) oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans. During fiscal 2020, Messrs. Butler (Chairman), Gao, and Sickmeyer served on the Compensation Committee. Each member of the committee satisfies the independence standards specified in Rule 5605(a)(2) of the Nasdaq Listing Rules and the related rules of the SEC. In addition, each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board has adopted a charter for the Compensation Committee, a copy of which is posted on our website at ir.liveventures.com/governance-docs. The Compensation Committee acted two times by unanimous written consent during fiscal 2020.

Corporate Governance and Nominating Committee. The purpose of the Corporate Governance and Nominating Committee is to (i) identify individuals who are qualified to become members of the Board, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders or to fill vacancies on the board; (ii) develop and recommend to the Board a set of corporate governance principles applicable to our Company; and (iii) oversee the evaluation of the Board and our Company’s management. During fiscal 2020, Messrs. Butler (Chairman), Gao, and Sickmeyer served on the Corporate Governance and Nominating Committee. Each member of the committee satisfies the independence standards specified in Rule 5605(a)(2) of the Nasdaq Listing Rules and the related rules of the SEC. The Board has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is posted on our website at ir.liveventures.com/governance-docs. The Corporate Governance and Nominating Committee acted one time by unanimous written consent during fiscal 2020.

What are the procedures of the Corporate Governance and Nominating Committee in making nominations?

The Corporate Governance and Nominating Committee establishes and periodically reviews the criteria and qualifications for board membership and the selection of candidates to serve as directors of our Company. In determining whether to nominate a candidate for director, the Corporate Governance and Nominating Committee considers the following criteria, among others:

•	the candidate’s integrity and ethical character;
•	whether the candidate is “independent” under applicable SEC and NASDAQ rules and regulations;
•

whether the candidate has any conflicts of interest that would materially impair his or her ability to exercise independent judgment as a member of the Board or otherwise discharge the fiduciary duties owed by a director to Live Ventures and our stockholders; and

•	the candidate’s ability to represent all of our stockholders without favoring any particular stockholder group or other constituency of Live Ventures.

The committee has the authority to retain a search firm to identify director candidates and to approve any fees and retention terms of the search firm’s engagement, although the committee has not recently engaged such a firm.

Although the committee has not specified any minimum criteria or qualifications that each director must meet, the committee conducts its nominating process in a manner designed to ensure that the Board continues to meet applicable requirements under SEC and Nasdaq rules (including, without limitation, as they relate to the composition of the Audit Committee).

The Board is of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving our Company the benefit of the familiarity and insight into our Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, the process of the Corporate Governance and Nominating Committee for identifying nominees reflects the practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, who the committee believes will continue to make important contributions to the Board, and who consent to continue their service on the Board.

What are our policies and procedures with respect to director candidates who are nominated by security holders?

The Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders under criteria similar to those used to evaluate candidates nominated by the committee (including those listed above). In considering the potential candidacy of persons recommended by stockholders, however, the committee may also consider the size, duration, and any special interest of the recommending stockholder (or group of stockholders) in Live Ventures’ common stock.

Stockholders who desire to recommend a nominee for election to the Board must follow the following procedures:

•	Recommendations must be submitted to the Company in writing, addressed to our Principal Financial Officer at the Company’s principal headquarters.
•	Recommendations must include all information reasonably deemed by the recommending stockholder to be relevant to the committee’s consideration, including (at a minimum):
•	the name, address and telephone number of the potential candidate;
•	the number of shares of Live Ventures’ common stock owned by the recommending stockholder (or group of stockholders), and the time period for which such shares have been held;
•

if the recommending stockholder is not a stockholder of record according to the books and records of the Company, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder;

•

a statement from the recommending stockholder as to whether s/he has a good faith intention to continue to hold the reported shares through the date of Live Ventures’ next annual meeting (at which the candidate would be elected to the Board);

•	with respect to the recommended nominee:
•

the information required by Item 401 of Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understandings regarding the nomination and the five-year business experience of the proposed nominee, as well as information about the types of legal proceedings within the past five years involving the nominee);

•

the information required by Item 404 of Regulation S-K (generally providing for disclosure of transactions in which Live Ventures was or is to be a participant involving more than $120,000 and in which the nominee had or will have any direct or indirect material interest and certain other types of business relationships with Live Ventures);

•

a description of all relationships between the proposed nominee and the recommending stockholder and any arrangements or understandings between the recommending stockholder and the nominee regarding the nomination;

•

a description of all relationships between the proposed nominee and any of Live Ventures’ competitors, customers, suppliers, labor unions or other persons with special interests regarding Live Ventures;

•	a description of the contributions that the nominee would be expected to make to the Board and the governance of Live Ventures; and
•

a statement as to whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of Live Ventures.

•

The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Corporate Governance and Nominating Committee and other Board members and, if elected, to serve as a director of Live Ventures.

•

A stockholder nomination must be received by Live Ventures, as provided above, not later than 120 calendar days prior to the first anniversary of the mailing date of the proxy statement for the prior annual meeting.

•

If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders must be submitted with respect to each stockholder in the group (as the term group is defined under SEC regulations).

Does the Board have a policy on director attendance at the Annual Meeting?

The Board does not have a formal policy regarding director attendance at the Company’s annual meeting of stockholders, but all directors are encouraged to attend. Four of our directors who were standing for re-election at our 2020 Annual Meeting attended that meeting, either in person or via teleconference.

How are our directors compensated?

Jon Isaac, who is both director and an employee of the Company does not receive any separate compensation in connection with his Board service. Our non-employee directors generally receive a $30,000 annual retainer. We reimburse directors for reasonable expenses related to their Board service. For more information about the compensation paid or provided to our directors during fiscal 2020, please refer to the “Director Compensation” section of this Proxy Statement.

Does the Company have a Code of Ethics?

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of our Company, including the Chief Executive Officer and other principal financial and operating officers of the Company. The Code of Business Conduct and Ethics is posted on our website at ir.liveventures.com/governance-docs. If we make any amendment to, or grant any waivers of, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on Form 8-K or on our website.

RELATED PARTY TRANSACTIONS

Transactions with Isaac Capital Group LLC

On April 9, 2020, the Company entered into and delivered to ICG an unsecured revolving line of credit promissory note whereby the Lender agreed to provide the Company with a $1,000,000 revolving credit facility (the “Unsecured Revolving Credit Facility”). The Unsecured Revolving Credit Facility matures on April 8, 2023, bears interest at 10.0% per annum, and provides for the payment of interest monthly in arrears.  As of the date of this proxy statement, the Company has not drawn on the Unsecured Revolving Credit Facility.

On July 10, 2020, Live Ventures borrowed $2.0 million (the “ICG Loan”) from ICG.  The ICG Loan matures on May 1, 2025 and bears interest at a rate of 12.5% per annum. Interest is payable in arrears on the last day of each month, commencing July 31, 2020. Live Ventures used the proceeds from the ICG Loan to finance the acquisition of Precision Marshall.  The ICG Loan documents contain events of default and other provisions customary for a loan of this type.

Jon Isaac, Live Ventures’ President and Chief Executive Officer, is the President and sole member of ICG.  As of June 10, 2021, Mr. Isaac is the beneficial owner of approximately 53.0% of the outstanding capital stock (on an as-converted and as-exercised basis) of Live Ventures, which percentage includes ICG’s beneficial ownership of approximately 45.5% of the outstanding capital stock (on an as-converted and as-exercised basis) of Live Ventures.

Loan from Spriggs Investments LLC

On July 10, 2020, Live Ventures executed a promissory note (the “Spriggs Promissory Note”) in favor of Spriggs Investments LLC (“Spriggs Investments”), a limited liability company whose sole member is Rodney Spriggs, the President and Chief Executive Officer of Vintage Stock, Inc., a wholly-owned subsidiary of Live Ventures, that memorializes a loan by Spriggs Investments to Live Ventures in the initial principal amount of $2.0 million (the “Spriggs Loan”). The Spriggs Loan matures on July 10, 2022 and bears simple interest at a rate of 10.0% per annum. Interest is payable in arrears on the last day of each month, commencing July 31, 2020. Live Ventures may prepay the Spriggs Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid, together with accrued interest thereon to the date of prepayment.  Live Ventures used the proceeds from the Spriggs Loan to finance the acquisition of Precision Marshall.  The Spriggs Promissory Note contains events of default and other provisions customary for a loan of this type. The Spriggs Loan was guaranteed personally by Jon Isaac, Live Ventures’ President and Chief Executive Officer, and by ICG.

As of June 10, 2021, Mr. Spriggs is a record and beneficial owner of less than 1.0% of the outstanding capital stock of Live Ventures.

Acquisition of ApplianceSmart, Inc.

On December 30, 2017, ApplianceSmart Holdings Inc. (“ASH”) entered into a Stock Purchase Agreement (the “Agreement”) with Appliance Recycling Centers of America, Inc. (now JanOne Inc.) (the “Seller”) and ApplianceSmart, Inc. (“ApplianceSmart”), a subsidiary of the Seller. Pursuant to the Agreement, ASH purchased (the “Transaction”) from the Seller all of the issued and outstanding shares of capital stock of ApplianceSmart in exchange for $6,500,000 (the “Purchase Price”). ASH was required to deliver the Purchase Price, and a portion of the Purchase Price was delivered, to the Seller prior to March 31, 2018. Between March 31, 2018 and April 24, 2018, ASH and the Seller negotiated in good faith the method of payment of the remaining outstanding balance of the Purchase Price.

On April 25, 2018, ASH delivered to the Seller that certain Promissory Note (the “ApplianceSmart Note”) in the original principal amount of $3,919,000,  (the “Original Principal Amount”), as such amount may be adjusted per the terms of the ApplianceSmart Note. The ApplianceSmart Note is effective as of April 1, 2018 and matures on April 1, 2021 (the “Maturity Date”). The ApplianceSmart Note bears interest at 5% per annum with interest payable monthly in arrears. Ten percent of the outstanding principal amount will be repaid annually on a quarterly basis, with the accrued and unpaid principal due on the Maturity Date. ApplianceSmart has agreed to guaranty repayment of the ApplianceSmart Note. The remaining $2,581,000 of the Purchase Price was paid in cash by ASH to the Seller. ASH may reborrow funds, and pay interest on such re-borrowings, from the Seller up to the Original Principal Amount. As of September 30, 2020, there was $2,826,000 outstanding on the ApplianceSmart Note and is included in Debtor in possession liabilities on the Company’s Consolidated Balance Sheet.

On December 26, 2018, ASH and the Seller amended and restated the ApplianceSmart Note to, among other things, grant the Seller a security interest in the assets of ASH and ApplianceSmart in accordance with the terms of separate security agreements entered into between ASH and ApplianceSmart, respectively, and the Seller.

On December 9, 2019, ApplianceSmart filed a voluntary petition (the “Chapter 11 Case”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The bankruptcy affects Live Ventures’ indirect subsidiary ApplianceSmart only and does not affect any other subsidiary of Live Ventures, or Live Ventures itself.  ApplianceSmart expects to continue to operate its business in the ordinary course of business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. In addition, the Company reserves its right to file a motion seeking authority to use cash collateral of the lenders under the reserve-based revolving credit facility.  The case is being administrated under the caption In re: ApplianceSmart, Inc. (case number 19-13887). Court filings and other information related to the Chapter 11 Case are available at the PACER Case Locator website for those registered to do so or at the Courthouse located at One Bowling Green, Manhattan, New York 10004.

Sale of ApplianceSmart Contracting

On April 22, 2020, the Company sold ApplianceSmart Contracting Inc. (“ApplianceSmart Contracting”) to Michelle Cooper, a related party as a result of her relationship with Virland A. Johnson, the Company’s Chief Financial Officer, for $60,000.  In connection with the sale, and under the terms of a purchase and sale agreement and a secured promissory note (the “ASC Note”), the Company agreed to loan ApplianceSmart Contracting up to approximately $382,000 to satisfy then outstanding sales tax obligations owed by ApplianceSmart Contracting. Advances under the loan are only made by the Company to ApplianceSmart Contracting upon the presentation of evidence by ApplianceSmart Contracting of the satisfaction of one or more outstanding state sales tax amounts.  Advances bear interest at 8.0% per annum.  The loan matures on September 30, 2022 or on such earlier date as provided in the Note.  The loan is guaranteed by the related party and secured by the assets of ApplianceSmart Contracting.  At the closing of the sale transaction, the Company advanced ApplianceSmart Contracting $60,000.

Customer Connexx

Customer Connexx LLC, a wholly owned subsidiary of JanOne Inc. (formerly Appliance Recycling Centers of America, Inc.), sub-leases call center space from Live Ventures Incorporated in Las Vegas, Nevada. Total amount of sub-lease rent and common area charges was approximately $182,000 for fiscal year ended September 30, 2020.

Procedures for Approval of Related Party Transactions

In accordance with its charter, the Audit Committee reviews and recommends for approval all related party transactions (as such term is defined for purposes of Item 404 of Regulation S-K). The Audit Committee participated in the approval of the transactions described above other than the ApplianceSmart Acquisition, which was approved by a special committee consisting solely of Mr. Sickmeyer.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters — Committee Membership — Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements and internal control over financial reporting of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committee.” In addition, the Audit Committee received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC.

Audit Committee
Dennis (De) Gao, Chairman
Richard D. Butler, Jr.
Tyler Sickmeyer

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s compensation philosophy, objectives, and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our named executive officers (in this CD&A, referred to as the “NEOs”). For fiscal 2020, our NEOs were:

•	Jon Isaac, President and Chief Executive Officer
•	Weston A. Godfrey, Jr., Chief Executive Officer of Marquis Industries, Inc.
•	Michael J. Stein, Senior Vice President and General Counsel

The Compensation Committee

The Compensation Committee reviews the performance and compensation of the Chief Executive Officer or other principal executive officer (currently, our President and Chief Executive Officer) and the Company’s other executive officers. Additionally, the Compensation Committee reviews compensation of outside directors for service on the Board and for service on committees of the Board and administers the Company’s stock plans.

Role of Executives in Determining Executive Compensation

Our President and Chief Executive Officer provides input to the Compensation Committee regarding the performance of the other NEOs and offers recommendations regarding their compensation packages in light of such performance. The Compensation Committee is ultimately responsible, however, for determining the compensation of the NEOs, including the Chief Executive Officer or other principal executive officer.

Compensation Philosophy and Objectives

The Compensation Committee and the Board believe that the Company’s compensation programs for its executive officers should reflect the Company’s performance and the value created for its stockholders. In addition, we believe the compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success. Specifically, the Company’s executive compensation program is intended to:

•	attract and retain the highest caliber executive officers;
•	drive achievement of business strategies and goals;
•	motivate performance in an entrepreneurial, incentive-driven culture;
•	closely align the interests of executive officers with the interests of the Company’s stockholders;
•	promote and maintain high ethical standards and business practices; and
•	reward results and the creation of stockholder value.

Factors Considered in Determining Compensation; Components of Compensation

The Compensation Committee makes executive compensation decisions on the basis of total compensation, rather than on individual components of compensation. The Compensation Committee attempts to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals. Our compensation should be competitive enough to attract and retain highly skilled individuals. In this regard, we utilize a combination of between two to four of the following types of compensation to compensate our executive officers:

•	base salary;
•	performance bonuses, which may be earned annually depending on the Company’s achievement of pre-established goals;

•	cash bonuses given at the discretion of the Board; and
•	equity compensation, consisting of restricted stock and/or stock options.

The Compensation Committee periodically reviews each executive officer’s base salary and makes appropriate recommendations to the Board. Salaries are based on the following factors:

•	the Company’s performance for the prior fiscal years and subjective evaluation of each executive’s contribution to that performance;
•	the performance of the particular executive in relation to established goals or strategic plans; and
•	competitive levels of compensation for executive positions based on information drawn from compensation surveys and other relevant information.

Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation Committee. Restricted stock is granted under the Company’s stockholder-approved equity incentive plan(s) and is priced at 100% of the closing price of the Company’s common stock on the date of grant. Incentive and/or non-qualified stock options are generally granted under the Company’s stockholder-approved equity incentive plan(s), as well, with the exercise price of such options set at 100% of the closing price of the Company’s common stock on the date of grant. These grants are made with a view to linking executives’ compensation to the long-term financial success of the Company.

Use of Benchmarking and Compensation Peer Groups

The Compensation Committee did not utilize any benchmarking measure in fiscal 2020 and traditionally has not tied compensation directly to a specific profitability measurement, market value of the Company’s common stock, or benchmark related to any established peer or industry group. Salary increases are based on the terms of the NEOs’ employment agreements, if applicable, and correlated with the Board’s and the Compensation Committee’s assessment of each NEO’s performance. The Company also generally seeks to increase or decrease compensation, as appropriate, based upon changes in an executive officer’s functional responsibilities within the Company. Historically, the Compensation Committee has not used outside consultants in determining the compensation of the NEOs, and no such consultants were engaged during fiscal 2020.

Other Compensation Policies and Considerations; Tax Issues and Risk Management

The intention of the Company has been to compensate the NEOs in a manner that maximizes the Company’s ability to deduct such compensation expenses for federal income tax purposes. However, the Compensation Committee has the discretion to provide compensation that is not “performance-based” under Section 162(m) of the Code it determines that such compensation is in the best interests of the Company and its stockholders. For fiscal 2020, the Company expects to deduct all compensation expenses paid to the NEOs.

On an annual basis, the Compensation Committee evaluates the Company’s compensation policies and practices for its employees, including the NEOs, to assess whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Based on its evaluation, the Compensation Committee has determined that the Company’s compensation policies and practices do not create such risks.

SUMMARY COMPENSATION TABLE

Name and principal				Stock	Option	All Other
Position	Year	Salary	Bonus	Awards	Awards (1)	Compensation (2)	Total
Jon Isaac (3)	2020	$326,923	$—	$—	$—	$64,226	$391,149
President and CEO	2019	$200,000	$275,000	$—	$—	$60,600	$535,600
Weston A. Godfrey, Jr. (4)	2020	$285,000	$400,000	$—	$—	$31,181	$716,181
Chief Executive Officer of Marquis Industries, Inc.	2019	$285,000	$75,000	$—	$—	$33,017	$393,017
Michael J. Stein (5)	2020	$310,000	$—	$—	$—	$—	$310,000
Senior Vice President and General Counsel	2019	$310,000	$—	$—	$—	$—	$310,000

(1)

The amounts reflect the dollar amount recognized for financial statement reporting purposes in accordance with ASC 718. These amounts reflect Live Venture’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the NEOs. Please refer to Note 11, Stock-Based Compensation, in our consolidated financial statements for the fiscal year ended September 30, 2020 on Form 10-K, for a discussion of the assumptions related to the calculation of such value.

(2)

“All Other Compensation” includes amounts accrued and/or incurred by us for perquisites and benefits per each NEO’s employment agreement. The amount for Mr. Isaac is accrued by us for the reasonable housing allowance to which Mr. Isaac is entitled under his employment agreement.  The amount for Mr. Godfrey is related to the car allowance in accordance with his employment agreement.

(3)

On or about November 11, 2019, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved an increase in Jon Isaac’s salary to $350,000 per year and awarded him a bonus of $275,000 as part of his 2019 compensation.  The increase in salary was effective immediately. The bonus was paid in full as of December 31, 2019.  On April 13, 2021, the Compensation Committee award Jon Isaac a bonus of $262,500, net of taxes.

EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement with Jon Isaac, its President and Chief Executive Officer, effective January 1, 2013, as amended on January 16, 2018 and further amended on January 11, 2021. Mr. Isaac’s employment agreement expires on December 31, 2023. Mr. Isaac is entitled to a base annual salary in an amount of $350,000, payable in periodic installments in accordance with the Company’s regular payroll practices and subject to all applicable withholdings, including taxes. Mr. Isaac is eligible to receive an annual performance bonus at the sole discretion of the Compensation Committee of the Board or the entire Board.  Mr. Isaac was awarded a bonus of $275,000 as part of his 2019 compensation.  On April 13, 2021, the Compensation Committee award Jon Isaac a bonus of $262,500, net of taxes.  Mr. Isaac is entitled to reimbursement for all reasonable business expenses incurred by him in connection with his employment and the performance of his duties as President and Chief Executive Officer, including a reasonable housing expense, not to exceed $7,000 per month. Mr. Isaac is eligible to participate fully in all health and benefit plans available to senior officers of the Company generally, as the same may be amended from time to time by the Board. Mr. Isaac’s employment terminates upon the first to occur of the following dates: (i) date of Mr. Isaac’s death; (ii) the date on which Mr. Isaac has experienced a Disability (as defined in his employment agreement), and we give Mr. Isaac notice of termination on account of Disability; (iii) the date on which Mr. Isaac has engaged in conduct that constitutes Cause (as defined in Mr. Isaac’s employment agreement), and we give Mr. Isaac notice of termination for Cause; (iv) the date on which Mr. Isaac voluntarily terminates his relationship with us; or (v) the date on which we give Mr. Isaac notice of termination for any reason other than the reasons set forth in clauses (i) through (iv) above. Upon termination of Mr. Isaac’s employment, we will have no further obligation to Mr. Isaac except that Mr. Isaac will be entitled to payment of any earned but unpaid salary through the date of termination and any unearned bonus in accordance with the terms of the employment agreement.

Marquis Industries, Inc., one of our subsidiaries, entered into an employment agreement with Weston A. Godfrey, Jr., effective on January 22, 2018 to employ him as its executive vice president from January 22, 2018 until July 1, 2018, and chief executive officer from July 1, 2018 through September 30, 2023, the date on which the agreement terminates. Mr. Godfrey is entitled to a base annual salary in an amount of $285,000, payable in periodic installments in accordance with Marquis’s customary payroll practices. Mr. Godfrey is also entitled to receive a car allowance of $1,000 per month, family health and dental insurance at Marquis’ expense, a $1.0 million term life insurance policy, and a family membership to a local fitness facility. Mr. Godfrey is eligible for annual cash bonuses (in an amount no less than $75,000) after the end of the fiscal year based on the attainment of certain actual EBITDA ranges of Marquis during such fiscal year. In the event of a change of control of Marquis, Mr. Godfrey is entitled to a bonus equal to $660,000.  Marquis may terminate Mr. Godfrey for “cause” (as defined in Mr. Godfrey’s employment agreement), or, in the event Mr. Godfrey becomes permanently disabled or is prevented by injury or sickness from attention to his duties for six consecutive weeks or more, without “cause.”  If Marquis terminates Mr. Godfrey’s employment without “cause” other than because of Mr. Godfrey’s death or disability, Mr. Godfrey will continue to receive his annual salary for a period of twelve months following such termination and receive fully paid family coverage of health and dental insurance at Marquis’ expense until the earlier of twelve months after such termination or the date of Mr. Godfrey’s subsequent employment.  Mr. Godfrey’s employment agreement also contains customary confidentiality, non-competition and non-disparagement provisions.  On January 11, 2021, Mr. Godfrey’s employment agreement was amended to increase Mr. Godfrey’s “minimum annual bonus” solely for the period commencing on October 1, 2020 and continuing until September 30, 2021 to $200,000, and replace the reference to “90%” in the definition of EBITDA Excess to “80%”.

The Company entered into an employment agreement with Michael J. Stein, its Senior Vice President, General Counsel, dated September 5, 2017. Mr. Stein’s employment commenced on October 2, 2017 and continues until his employment is terminated in accordance with the terms his employment agreement. Mr. Stein is entitled to a base annual salary in an amount of $310,000, payable in periodic installments in accordance with the Company’s regular payroll practices and subject to all applicable withholdings, including taxes. Mr. Stein is eligible to participate fully in all benefit programs or plans sponsored by the Company, as the same may be amended from time to time. Mr. Stein’s employment terminates upon the first to occur of the following dates: (i) date of Mr. Stein’s death; (ii) the date on which Mr. Stein has experienced a Disability (as defined in his employment agreement); (iii) the date on which Mr. Stein has engaged in conduct that constitutes Cause (as defined in Mr. Stein’s employment agreement); (iv) the date on which we terminate Mr. Stein’s employment for any reason other than Cause, provided that we give Mr. Stein 60 days written notice of such termination, (v) the date on which Mr. Stein voluntarily terminates his relationship with us, provided that Mr. Stein is required to give 30 days’ advance written notice; or (vi) the date on which we give Mr. Stein notice of termination for any reason other than the reasons set forth in clauses (i) through (iv) above. Upon termination of Mr. Stein’s employment, we will have no further obligation to Mr. Stein except that if we terminate Mr. Stein without cause or as a result of a Disability, Mr. Stein will continue to receive his unpaid annual salary for a period of three months following such termination, and, until the earlier of six months following Mr. Stein’s date of termination and the date Mr. Stein is eligible to receive substantially similar coverage and benefits from a new employer, an amount equal to the difference between the COBRA continuation coverage premiums and the amount of premiums paid by similarly situated active employees of the Company under the Company’s health insurance plans in which Mr. Stein and, if applicable, his family, were participating immediately prior to the termination date. Upon Mr. Stein’s death, the Company will pay Mr. Stein’s estate unpaid annual salary as lawfully required, and for a period of 12 months following his death, an amount equal to the difference between the COBRA continuation coverage premiums and the amount of premiums paid by similarly situated active employees of the Company under the Company’s health insurance plans in which Mr. Stein and, if applicable, his family, were participating immediately prior to the termination date.  On January 11, 2021, Mr. Stein’s employment agreement was amended to (w) increase Mr. Stein’s annual base salary to $345,000 per annum, retroactive to January 1, 2021, (x) grant Mr. Stein a one-time cash bonus of $77,500, (y) provide that Mr. Stein shall be eligible for an annual performance bonus at the sole discretion of the Compensation Committee or the entire Board, and (z) increase the amount of time from 30 to 90 days advance written notice that Mr. Stein is required to give the Company upon his voluntary separation from the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes all stock options held by the NEOs as of the end of fiscal 2020.

Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)		Option Expiration Date
Jon Isaac	25,000	(1)	$10.00		1/15/2021 (3)
Weston A. Godfrey, Jr.	—		$—		—
Michael J. Stein	4,000	(2)	$23.41	(4)	9/5/2027
	4,000	(2)	$27.60	(4)	9/5/2027
	4,000	(2)	$31.74	(4)	9/5/2027
	4,000	(2)	$36.50	(4)	9/5/2027
	4,000	(2)	$41.98	(4)	9/5/2027

(1)	All options are fully vested.
(2)	4,000 shares vest each annual period on September 5, 2018 through September 5, 2022.
(3)	On January 11, 2021, the Compensation Committee of the Board approved an extension of the expiration date to January 15, 2022.
(4)

On January 11, 2021, the Compensation Committee of the Board approved an amendment to Mr. Stein’s incentive stock option agreement to modify the exercise price (x) of the 12,000 options that have vested to date to $11.80, which was the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of approval, (y) of the 4,000 options that vest on September 5, 2021 to $12.98, and (z) of the 4,000 options that vest on September 5, 2022 to $14.27.

On January 11, 2021, Mr. Stein was granted a non-qualified six-year stock option to purchase up to an aggregate of 5,000 shares of the Company’s common stock, with 1,250 shares being deemed granted on each of March 31, 2021, June 30, 2021, September 30, 2021, and December 31, 2021.  The exercise price of each such option grant will be the closing price of the Company’s common stock on the Nasdaq Capital Market on March 31, 2021, June 30, 2021, September 30, 2021, and December 31, 2021, respectively.  Each option grant will vest on the one-year anniversary from the date of grant (i.e., March 31, 2022, June 30, 2022, September 30, 2022, and December 31, 2022).

DIRECTOR COMPENSATION

The following table summarizes compensation paid to each of our directors who served in such capacity during fiscal 2020. We have omitted from this table the columns for Stock Awards, Options Awards, Non-Equity Incentive Plan Compensation, and Nonqualified Deferred Compensation Earnings, as no amounts are required to be reported in any of those columns for any director during fiscal 2020.

None of our directors received separate compensation for attending meetings of our board of directors or any committees thereof. Jon Isaac, our President and Chief Executive Officer, is the only director who is also an employee of Live Ventures. Jon Isaac is not entitled to separate compensation for his service on our board of directors.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Jon Isaac (1)	—	—	—
Richard D. Butler, Jr. (2)	30,000	—	30,000
Dennis Gao (3)	30,000	—	30,000
Tony Isaac (4)	29,500	—	29,500
Tyler Sickmeyer (5)	29,000	—	29,000

(1)	Mr. Jon Isaac is not entitled to receive compensation for his service on our Board of Directors.

(2)	Mr. Butler receives $2,500 monthly, or $30,000 annually in cash compensation for his services as a director.

(3)	Mr. Gao receives $2,500 monthly, or $30,000 annually in cash compensation for his services as a director.

(4)	Effective November 2019, Mr. Tony Isaac receives $2,500 monthly, or $30,000 annually in cash compensation for his services as a director.

(5)	Effective November 2019, Mr. Sickmeyer receives $2,500 monthly, or $30,000 annually in cash compensation for his services as a director.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes securities available for issuance under Live Venture’s equity compensation plans as of September 30, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	119,168	$19.07	180,932
Equity compensation plans not approved by security holders	—	—	—
Total	119,168	$19.07	180,932

2014 Omnibus Equity Incentive Plan

On January 7, 2014, our Board of Directors adopted the 2014 Omnibus Equity Incentive Plan (the “2014 Plan”), which authorizes the issuance of distribution equivalent rights, incentive stock options, non-qualified stock options, performance stock, performance units, restricted ordinary shares, restricted stock units, stock appreciation rights, tandem stock appreciation rights and unrestricted ordinary shares to our officers, employees, directors, consultants and advisors. The Company has reserved up to 300,000 shares of common stock for issuance under the 2014 Plan.

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)

Our Board of Directors, upon the recommendation of the Audit Committee, has ratified the appointment of WSRP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2021. The Audit Committee of our Board of Directors is solely responsible for selecting our independent public accountants. Although stockholder approval is not required to appoint WSRP as our independent public accountant firm, we believe that submitting the appointment of WSRP to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment, then the appointment may be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee may engage a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and our stockholders.

We expect that one or more representatives of WSRP will be present at the annual meeting and be available to answer stockholders’ questions.

The shares represented by your proxy will be voted for the ratification of the selection of WSRP unless you specify otherwise.

Recommendation of our Board

The Board recommends a vote FOR ratification of the Audit Committee’s appointment of WSRP as our independent registered public accounting firm for fiscal 2021.

Audit and Other Fees

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the Company’s independent registered public accounting firm. All fiscal 2020 and 2019 non-audit services listed below were pre-approved.

Audit Fees: This category includes the audit of our annual financial statements and review of financial statements included in our annual and periodic reports that are filed with the SEC. This category also includes services performed for the preparation of responses to SEC and Nasdaq correspondence, travel expenses for our auditors, on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control and other matters.

Tax Fees: This category consists of professional services rendered by our independent auditors for tax compliance.

The following fees were billed to us by our independent registered public accounting firm, WSRP, LLC.

	2020	2019
Audit Fees	$527,832	$219,154
Audit-Related Fees	131,830	—
Tax Fees	46,120	66,440
All Other Fees	—	—
Total	$705,782	$285,594

Vote Required

The ratification of the Audit Committee’s appointment of WSRP as our independent registered public accounting firm for the fiscal year ending September 30, 2020 will be approved if the proposal receives the affirmative vote of the majority of the shares entitled to vote at the Annual Meeting, present in person or by proxy, in favor of the proposal. Since Proposal 2 is a routine matter, there will be no broker non-votes, but abstentions will have the effect of a vote against Proposal 2.

ANNUAL MEETING

To be considered for inclusion in our proxy materials relating to our 2021 Annual Meeting, stockholder nominations or other proposals must be received at our principal executive offices by February 21, 2022, which is 120 calendar days prior to the anniversary of the mailing date of the Company’s 2020 Proxy Statement. All stockholder proposals must be in compliance with applicable laws and regulations, including the provisions of Rule 14a-8 of the Exchange Act, in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2021 Annual Meeting.

Pursuant to Section 2.7 of the Company’s Bylaws, any notice of a stockholder nomination or other proposal submitted outside of the process prescribed by Rule 14a-8 of the Exchange Act (i.e., proposals that are not to be included in the Company’s proxy statement and form of proxy) received after February 21, 2022 will be considered untimely. To be in proper written form, a stockholder’s notice must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 has been mailed to you with this Proxy Statement. Except as provided above, the Annual Report is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Audit Committee Report” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our principal executive offices at 325 East Warm Springs Road, Suite 102, Las Vegas, Nevada 89119.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY VIA FACSIMILE TO THE ATTENTION OF SENIOR VICE PRESIDENT, GENERAL COUNSEL, LIVE VENTURES INCORPORATED, AT (702) 997-5968 OR IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR VOTE IS IMPORTANT.

Live Ventures Incorporated

Jon Isaac
President and Chief Executive Officer
June 22, 2021

your vote is important! please vote by: lv p.o. box 8016, cary, nc 27512-9903internetgo to: www.proxypush.com/live cast your vote online have your proxy card ready follow the simple instructions to record your vote phone call 1-866-390-5229 use any touch-tone telephone have your proxy card ready follow the simple recorded instructions mail mark, sign and date your proxy card fold and return your proxy card in the postage-paid envelope providedlive ventures incorporatedannual meeting of stockholders for stockholders as of record on june 10, 2021 time: wednesday, july 21, 2021 10:00 am, local time place: 325 e. warm springs road, suite 102, las vegas, nevada 89119 this proxy is being solicited on behalf of the board of directors the undersigned hereby appoints jon isaac and virland a. johnson (the "named proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of live ventures incorporated which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. the shares represented by this proxy will be voted as directed or, if no direction is given, shares will be voted identical to the board of directors recommendation. this proxy, when properly executed, will be voted in the manner directed herein. in their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. you are encouraged to specify your choice by marking the appropriate box (see reverse side) but you need not mark any box if you wish to vote in accordance with the board of directors’ recommendation. the named proxies cannot vote your shares unless you sign (on the reverse side) and return this card. please be sure to sign and date this proxy card and mark on the reverse side

Live ventures incorporated annual meeting of stockholders please make your marks like this: use dark black pencil or pen only the board of directors recommends a vote: for on proposals 1 and 2 proposal your vote board of directors recommends 1. Election of directors for withhold for for for for 1.01 jon isaac 1.02 tony isaac 1.03 richard d. Butler, jr. 1.04 dennis (de) gao 1.05 tyler sickmeyer for for against abstain 2. Ratify appointment of independent auditors for against abstain for 3. To transact such other business as may properly come before the meeting and any adjournments thereof. Check here if you would like to attend the meeting in person. Authorized signatures - must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy/vote form. Signature (and title if applicable) date signature(if held jointly) date